                                                                    EXHIBIT 99.1


                               SAGENT (UK) LIMITED

                                   REPORT AND
                              FINANCIAL STATEMENTS


                                 FOR THE PERIOD
                     FROM 6 JANUARY 1998 TO 31 DECEMBER 1998






                           REGISTERED NUMBER : 3489107

                               SAGENT (UK) LIMITED

                               FINANCIAL STATEMENTS
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

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
CONTENTS                                                                  PAGES
Company Information                                                          3

Directors report                                                             4

Auditors report dated May 5, 1999                                            5

Auditors report dated February 14, 2001                                      6

Balance sheet                                                                7

Notes to the financial statements                                        10-13

                               SAGENT (UK) LIMITED

                               COMPANY INFORMATION
                             AS AT 31 DECEMBER 1998
--------------------------------------------------------------------------------



                                    DIRECTORS

                                  V De Gennaro
                                 M L Lewis-Jones
                                    M J Saich
                                   A L Thorpe


                                    SECRETARY

                                    A Thorpe


                                REGISTERED OFFICE

                                  21 Warple Way
                                     London
                                     W3 ORQ


                                BUSINESS ADDRESS

                                  21 Warple Way
                                     London
                                     W3 ORQ


                                    AUDITORS

                                      R M T
                        Accountants and Business Advisors
                               3 Portland Terrace
                               Newcastle Upon Tyne
                                     Ne2 1QQ


                                PRINCIPAL BANKERS

                            National Westminster Bank
                                   PO Box 3142
                                 5 Broad Street
                                    Wokingham
                                    Berkshire
                                    RG40 1FH

                               SAGENT (UK) LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

The directors present their annual report with the financial statements of the company for the period ended 31 December 1998.

PRINCIPAL ACTIVITIES
The principal activity of the company in the period under review was the provision of The Sagent Data Mart Solution to a broad spectrum of data consumers. The company was incorporated on 6 January 1998 and started trading from this date.

DIRECTORS AND THEIR INTERESTS
The directors in office in the period and their beneficial interests in the company at the balance sheet date (or on appointment if later) were as follows:


                                                       Number of Shares
                                                            1999


         V De Gennaro          Ordinary shares              425
         M L Lewis-Jones       Ordinary shares              100
         M J Saich             Ordinary shares               50
         A L Thorpe            Ordinary shares

         Directors appointed since period end
         A L Thorpe            7 January 1999
         M J Saich             7 January 1999

         Directors appointed during the period
         M L Lewis Jones       1 March 1998
         V De Gennaro          1 July 1998

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

     - select suitable accounting policies and then apply them consistently.

     - make judgements and estimates that are reasonable and prudent.

     - prepare the financial statements on the going concern basis unless it is appropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                               SAGENT (UK) LIMITED

                       AUDITORS REPORT TO THE SHAREHOLDERS

--------------------------------------------------------------------------------

We have audited the financial statements on pages 5 to 10 which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities, under the historical cost convention and on the basis of accounting policies set out on page 7.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTORS AND AUDITORS
As described in the directors' report the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

GOING CONCERN
In forming our opinion, we have considered the adequacy of the disclosure made in note 1 of the financial statements. We consider that this information should be drawn to your attention but our opinion is not qualified in this respect.

OPINION
In our opinion the financial statements give a true and fair view of the state of affairs of the company as at 31 December 1998 and of its loss for the period then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.





R M T
Accountants and Business Advisors
Registered Auditors
3 Portland Terrace
Newcastle Upon Tyne
NE2 1QQ

Date 5 May 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS

To The Board Of Directors of Sagent (UK) Limited:

In our opinion, the accompanying balance sheets and the related profit and loss account present fairly, in all material respects, the financial position of Sagent (UK) Limited at 31 December 1998, and the results of its operations for the years then ended, in conformity with accounting principles which, as described in Note 1, are generally accepted in the UK. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the UK, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



RMT
14 February 2001

                               SAGENT (UK) LIMITED

                                  BALANCE SHEET
                                AT DECEMBER 1998

--------------------------------------------------------------------------------

                                                       1998
                                          L                         L
FIXED ASSETS
Tangible assets                                                    19,898

CURRENT ASSETS
Debtors                                 303,133

CREDITORS: AMOUNTS FALLING DUE         (334,746)
WITHIN ONE YEAR                        --------
NET CURRENT LIABILITIES                                           (31,613)
                                                                 --------
TOTAL ASSETS LESS CURRENT
LIABILITIES                                                       (11,715)

ACCRUALS AND DEFERRED
INCOME                                                            (27,857)

NET LIABILITIES                                                   (39,572)
                                                                 --------
CAPITAL AND RESERVES
Called up share capital                                                 2
Profit and loss account                                           (39,574)
                                                                 --------
TOTAL SHAREHOLDERS' FUNDS                                         (39,572)
                                                                 --------



The financial statements have been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standard for Smaller Entities.

                               SAGENT (UK) LIMITED

                  DETAILED TRADING AND PROFIT AND LOSS ACCOUNT
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998
--------------------------------------------------------------------------------

                                                                         1998
                                                                 L                L
SALES
License revenue                                                                 388,091
Consultancy revenue                                                             110,682
Training revenue                                                                 23,500
Maintenance revenue                                                              22,498
                                                                                -------
                                                                                544,771

COST OF SALES
  License expenditure                                         155,400
  Consultancy expenditure                                     192,010
  Commissions payable                                          13,934
                                                              -------
                                                              331,344
                                                              -------
                                                                               (331,344)
                                                                               --------
GROSS PROFIT                                                     39.2%          213,427

ADMINISTRATIVE EXPENSES                                                        (251,864)

OPERATING LOSS                                                                  (38,437)

OTHER INCOME AND EXPENSES
  Interest payable
      Bank loans and overdrafts                                                  (1,137)
                                                                               --------
NET LOSS FOR THE PERIOD                                                         (39,574)

                               SAGENT (UK) LIMITED

                             ADMINISTRATIVE EXPENSES
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

--------------------------------------------------------------------------------

                                            1998
                                             L
ADMINISTRATIVE EXPENSES
Wages and salaries                         46,536
Directors remuneration                     96,697
Employer's N.I. contributions              13,998
Staff training                                750
Ront and rates                             14,998
Insurance                                     540
Repairs and maintenance                     5,315
Printing, postage, and stationary           4,603
Marketing                                   2,125
Software support                            5,662
Telephone                                  10,105
Motor running expenses                      9,073
Traveling expenses                         16,102
Entertaining                                6,324
Legal and professional fees                 7,852
Accountancy                                 2,661
Audit fees                                  2,500
Bank charges                                  149
Subscriptions                                 606
Depreciation                                5,268
                                          -------
                                          251,864
                                          -------

                               SAGENT (UK) LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

--------------------------------------------------------------------------------

1.       STATEMENT OF ACCOUNTING POLICIES

         The financial statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities.

         TURNOVER
         Turnover represents the total invoice value, including value added tax, of goods sold and services rendered during the period.

         DEPRECIATION OF TANGIBLE FIXED ASSETS
         Depreciation is provided at the following annual rates in order to write off each asset over its useful life:

         Furniture and fittings                33.3% straight line
         Office equipment                      33.3% straight line
         Equipment software                      50% straight line

         DEFERRED TAXATION
         Deferred taxation is provided using the liability method on all timing differences to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

         FOREIGN CURRENCIES
         Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into the profit and loss account for the year.

         LEASING AND HIRE PURCHASE COMMITMENTS
         Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their estimated useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease.

         Lease payments under operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

         GOING CONCERN
         As at 31 December 1998 the company had net liabilities amounting to Pound Sterling 39,572. This is a result of start up costs incurred during the first accounting period. The company has commenced to trade profitably since the year end and the directors expect this to continue in the future and accordingly the financial statements have been prepared on a going concern basis.


2.       OPERATING LOSS

                                                        1998
         Operating loss is stated                        L

         AFTER CHARGING:
         Depreciation of fixed assets                   5,268
         Auditors' remuneration                         2,500
                                                        =====

                               SAGENT (UK) LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

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3.       INFORMATION ON DIRECTORS
                                                      1998
                                                        L
         Directors emoluments

         Total remuneration                           96,697


4.       TANGIBLE FIXED ASSETS
                                                      PLANT AND
                                                      MACHINERY
                                                      ETC.
                                                        L
         COST:
         Additions                                    25,166
                                                      ------
         DEPRECIATION:
         Charge for period                            5,268
                                                      -----
         NET BOOK VALUE:
         At 31 December 1998                          19,898
                                                      ------



5.       DEBTORS

                                                      1998
                                                        L
         Trade debtors                               193,017
         Other debtors                               110,116
                                                     -------
                                                     303,133


         Included within other debtors is L3,000 owed by M Lewis-Jones and L4,000 owed by M Saich, both directors of the company. These balances represent the maximum amount outstanding during the period. No interest has been charged on these amounts, which were cleared after the year end.

                               SAGENT (UK) LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

--------------------------------------------------------------------------------

6.       CREDITORS: amounts falling due within one year

                                                                 1998
                                                                  L

         Bank loans and overdrafts                              21,416
         Trade creditors                                       158,785
         Taxation and social security                           31,136
         Other creditors                                       123,409
                                                               -------
                                                               334,746
                                                               =======


7.       SHARE CAPITAL

                                                                1998
                                                                  L
         Authorised:
           Equity interests:
           1,000 Ordinary shares of L1 each                     1,000

         Allotted, called up and fully paid:
           Equity interests
           2 Ordinary share of L1 each                              2


         During the period 2 ordinary L1 shares were issued at pat for cash consideration, on the incorporation of the company. On 7 January 1999 a further 998 ordinary L1 shares were issued at par for cash consideration.

8.       PROFIT AND LOSS ACCOUNT

                                                          1998
                                                             L
         Loss for the period                              (39,574)
                                                          -------
         Accumulated loss at 31 December 1998             (39,574)
                                                          ========


8.       RELATED PARTY TRANSACTIONS

         Included within creditors at the period end is an amount of L14,235 which is owed to Infomart Consultants Limited. Included within prepayment at the period end is an amount of L23,800 due from Infomart Consultants Limited, a company which is controlled by the directors of Sagent, UK Limited. The company purchased consultancy services from Infomart Consultants Limited during the period amounting to L14,220.

                               SAGENT (UK) LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
             FOR THE PERIOD FROM 6 JANUARY 1998 TO 31 DECEMBER 1998

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10       REVENUE COMMITMENTS

         At the period end the company was committed to making the following payments during the next year in respect of operating leases with expiry dates as follows:

                                                          1998
                                                            L
         More than five years                             22,500
                                                          ======